UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2020

ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2945 Townsgate Road, Suite 110
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2020, Arcutis Biotherapeutics, Inc. (the “Company” or “Arcutis”) announced the appointment of Patrick Burnett, M.D., Ph.D., FAAD, as the Company’s Chief Medical Officer, effective as of August 1, 2020. Dr. Burnett will succeed Howard Welgus, M.D., FAAD, the Company’s current Chief Medical Officer, who will be retiring from that position and has been appointed to the Board of Directors of the Company (the “Board”) effective as of August 1, 2020 filling the vacancy created by the resignation of Daniel Estes, Ph.D. from the Board.
Prior to joining Arcutis, Dr. Burnett, age 49, was the Chief Medical Officer of Verrica Pharmaceuticals from April 2018 to July 2020, where he oversaw the Phase 3 program and new drug application (“NDA”) submission for VP-102. Prior to Verrica Pharmaceuticals, Dr. Burnett was Associate Vice President of Clinical Development at Sun Pharmaceuticals from September 2015 to March 2018, where he led the biologics license application submission for Ilumya for psoriasis in the United States and Europe, and oversaw their dermatology and rheumatology pipeline. Prior to Sun Pharmaceuticals, Dr. Burnett worked at Novartis from 2010 to August 2015, most recently as Global Program Medical Director, where he was involved in the approval of Cosentyx for psoriasis in the United States. Dr. Burnett is a board certified dermatologist and was a member of the medical faculty at Vanderbilt University Medical Center as an Assistant Professor of Dermatology from 2004 to 2010. Dr. Burnett holds an M.D. and Ph.D. in neuroscience from Johns Hopkins School of Medicine and a B.S. in Biology and Biochemistry from the University of Iowa.
The Company has entered into an offer letter of employment with Dr. Burnett setting forth the terms of his employment. Pursuant to the offer letter, Dr. Burnett is entitled to an annual base salary of $410,000 and is eligible to earn a discretionary annual performance bonus based on achievement goals determined by the Board, currently 40% of his annual base salary. Dr. Burnett will also be granted a stock option award exercisable for 320,000 shares of the Company’s common stock (the “Option”) pursuant to the Company’s 2020 Equity Incentive Plan, which will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and will vest and become exercisable as to 25% of the shares underlying the Option on the one-year anniversary of Dr. Burnett’s commencement of employment and as to 1/48th of the shares underlying the Option on a monthly basis thereafter, subject to his continued service through each vesting date. In addition, Dr. Burnett will receive 33,500 performance stock units each of which constitutes the right to receive a share of Arcutis common stock upon vesting (the “PSUs”). The PSUs granted to Dr. Burnett will commence vesting as to 16,750 PSUs upon U.S. Food and Drug Administration (“FDA”) acceptance of a NDA for ARQ-151 in plaque psoriasis and as to 16,750 PSUs upon approval by the FDA of the NDA for ARQ-151 in plaque psoriasis, in each case, subject to Dr. Burnett’s continued employment through each vesting date. Dr. Burnett will also be entitled to reimbursement of certain travel and commuting expenses up to $5,000 per month.
The Company also entered into a severance and change in control agreement with Dr. Burnett. In the event, Dr. Burnett is terminated without cause or resigns for good reason (each to be defined in the severance and change in control agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control (as defined in the severance and change in control agreement), then Dr. Burnett will be entitled to receive: (i) continued base salary for 9 months following the date of termination and (ii) payment or reimbursement of continued healthcare coverage for up to 9 months following the date of termination, in each case, subject to his timely execution and delivery of a release of claims against the Company. In the event Dr. Burnett is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Dr. Burnett will be eligible to receive: (i) continued base salary for 12 months following the date of termination, (ii) a lump sum severance payment equal to his target annual incentive payment; (iii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iv) the full accelerated vesting of his then-unvested equity awards that otherwise would have vested based on continued service to Arcutis, provided that, any performance awards (as defined in the severance and change in control agreement) may provide for alternative treatment and, absent any such treatment in such grant agreement, the vesting acceleration shall be deemed to have been met based on the achievement of the award at the greater of “at target” or, if determinable, actual performance, in each case, subject to his timely execution and delivery of a release of claims against the Company.

In addition, the Company will enter into an indemnification agreement with Dr. Burnett on the form previously approved by the Board and entered into with the Company’s other executive officers.
There is no arrangement or understanding between Dr. Burnett and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Dr. Burnett and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Burnett has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
The foregoing description of the terms of Dr. Burnett's employment is a summary of the terms and qualified in its entirety by reference to the actual terms of the offer letter and severance and change in control agreement, which are attached hereto as exhibits 10.1 and 10.2, respectively.

On July 26, 2020, Dr. Welgus was appointed to the Board effective as of August 1, 2020 as a Class II director of the Company, with a term of office expiring at the 2022 annual meeting of stockholders. Dr. Welgus fills the vacancy created by Dr. Estes who, on July 23, 2020, notified the Company of his intention to resign from the Board effective August 1, 2020. Following his retirement from the Chief Medical Officer position, Dr. Welgus will also serve in a non-executive strategic advisory role to the Company. As a member of the Board, Dr. Welgus will be eligible to participate in the Company’s non-employee director compensation program and, in consideration for his services as a strategic advisor, will receive cash compensation in the amount of five hundred dollars per hour.
Further information regarding Dr. Welgus’ age, background, business experience, compensation and any related party transactions appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 19, 2020 under Item 10. “Directors, Executive Officers and Corporate Governance,” Item 11. “Executive Compensation,” and Item 13. “Certain Relationships and Related Party Transactions and Director Independence,” which information is incorporated herein by reference. Dr. Welgus will be eligible to receive compensation for his services as a director pursuant to the Company’s non-employee director compensation program.
There is no arrangement or understanding between Dr. Welgus and any other person pursuant to which he was selected as a director of the Company, and there are no family relationships between Dr. Welgus and any of the Company’s directors or executive officers.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1+	Offer Letter, dated July 7, 2020, by and between Arcutis Biotherapeutics, Inc. and Patrick Burnett
10.2+	Severance & Change in Control Agreement, dated July 28, 2020, by and between Arcutis Biotherapeutics, Inc. and Patrick Burnett
_______________
+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: July 29, 2020	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer